Exhibit 99.1

McCLATCHY RECEIVES CONTINUED LISTING
STANDARDS NOTICE FROM NYSE

SACRAMENTO, Calif., April 17, 2009 – The McClatchy Company (NYSE-MNI) reported that on April 14, 2009, it was notified by the New York Stock Exchange (NYSE) that it is not in compliance with the exchange’s continued listing standard for total market capitalization and shareholders’ equity.   NYSE continued listing standards applicable to the company include average market capitalization of no less than $75 million over a 30 trading-day period and stockholders’ equity of no less than $75 million.

The company is now considered below the criteria for the continued listing standards because as of April 8, 2009, McClatchy’s total market capitalization was less than the minimum of $75 million over a consecutive 30-trading-day period and its last reported stockholders’ equity on its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) was $52.4 million, also less than $75 million.

In accordance with NYSE procedures, McClatchy has 45 days from the receipt of the notice to submit a plan to the NYSE demonstrating how it intends to comply with the NYSE’s continued listing standards within 18 months from the receipt of the notice. McClatchy intends to develop a plan to bring the company in compliance with the listing standards within the required timeframe.

McClatchy previously announced in February 2009 that it had been notified by the NYSE that it is not in compliance with the NYSE's continued listing standard for the average price per share of the company’s Class A publicly traded common shares of less than $1.00 over a consecutive 30-trading-day period.  Subsequently, the NYSE announced that this standard was temporarily suspended through June 30, 2009 and McClatchy has until at least December 7, 2009 to bring the company in compliance with this listing standard.

About McClatchy

The McClatchy Company is the third largest newspaper company in the United States, with 30 daily newspapers, approximately 50 non-dailies, and direct marketing and direct mail operations. McClatchy also operates leading local websites in each of its markets which extend its audience reach. The websites offer users comprehensive news and information, advertising, e-commerce and other services. Together with its newspapers and direct marketing products, these interactive operations make McClatchy the leading local media company in each of its premium high growth markets. McClatchy-owned newspapers include The Miami Herald, The Sacramento Bee, the Fort Worth Star-Telegram, The Kansas City Star, the Charlotte Observer, and The (Raleigh) News & Observer.

McClatchy also owns a portfolio of premium digital assets, including 14.4% of CareerBuilder, the nation's largest online job site, and 25.6% of Classified Ventures, a newspaper industry partnership that offers two of the nation's premier classified websites: the auto website, cars.com, and the rental site, apartments.com. McClatchy is listed on the New York Stock Exchange under the symbol MNI.

Additional Information:

Statements in this press release regarding future financial and operating results, including revenues, anticipated savings from cost reduction efforts, future dividend payments, cash flows, debt levels, as well as future opportunities for the company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:  the duration and depth of the economic recession may reduce its income and cash flow greater than expected; McClatchy may not generate cash from operations, or otherwise, necessary to reduce debt as expected; McClatchy may not consummate contemplated transactions to enable debt reduction on anticipated terms or at all; McClatchy may not achieve its expense reduction targets or may do harm to its operations in attempting to achieve such targets; McClatchy’s operations have been, and will likely continue to be, adversely affected by competition, including competition from internet publishing and advertising platforms; McClatchy’s expense and income levels could be adversely affected by changes in the cost of newsprint and McClatchy’s operations could be negatively affected by any deterioration in its labor relations, bankruptcies or financial strain of its major advertising customers; McClatchy’s ability to achieve and maintain a share price and average price and total market capitalization and stockholders’ equity values that are in compliance with the NYSE listing standards ; commencement by the NYSE of suspension and delisting procedures if McClatchy fails to implement successfully a plan to correct non-compliance with the NYSE listing standards; the company’s ability to continue to satisfy the NYSE’s other qualitative and quantitative listing standards for continued listing; and the NYSE’s right to take more immediate listing action in the event the stock trades at levels that are viewed as “abnormally low” on a sustained basis or based on other qualitative factors; as well as the other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 28, 2008, filed with the U.S. Securities and Exchange Commission. McClatchy disclaims any intention and assumes no obligation to update the forward-looking information contained in this release.

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